UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2008
VAXGEN, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of organization)	0-26483 (Commission File Number)	94-3236309 (I.R.S. Employer incorporation or Identification Number)
349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA 94080
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (650) 624-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
On May 2, 2008, VaxGen, Inc. (the “Company”) entered into an agreement (the “Asset Purchase Agreement”) with Emergent BioSolutions Inc. (“Emergent”) whereby the Company agreed to sell to Emergent all of its assets and rights associated with the Company’s recombinant protective antigen (rPA) anthrax vaccine product candidate and related technology. As part of this sale, the Company will assign to Emergent the Company’s rights under its agreement with the U.S. Army Medical Research Institute of Infectious Diseases (“USAMRIID”) dated October 7, 2003, subject to the consent of the USAMRIID. Under the terms of the Asset Purchase Agreement, Emergent paid to the Company $2 million upon execution of the Asset Purchase Agreement and may be required to pay up to an additional $8 million in milestone payments, plus specified percentages of future net sales of any rPA products by Emergent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc. (Registrant)
Dated: May 7, 2008	By:	/s/ James P. Panek
James P. Panek
President and Chief Executive Officer